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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Sherwin-Williams Company for the registration of $1,500,000,000 of securities and to the incorporation by reference therein of our reports dated January 28, 1998, with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP




Cleveland, Ohio
August 13, 1998